Exhibit 1A-15.1

TABLE I: EXPERIENCE IN RAISING AND INVESTING FUNDS

Program Name	Offering Period (Start - End Date)	Total Dollar Amount Offered	Total Dollar Amount Raised	Length of Offering (Months)	Months to Invest 90% of Amount Available for Investment

ILS Growth Fund I LP (Initial)	06/01/2018 - 06/30/2022	$50,000,000	$50,000,000	48	48
ILS Growth Fund I LP (2nd Offering Update)	07/01/2022 – 11/01/2023	$100,000,000	$96,074,935	16	12
ILS Growth Fund I LP (3rd Offering Update)	11/01/2023 - Evergreen	$150,000,000	$111,502,543	8+	Evergreen still raising
ILS Income Fund I LP	06/01/2018 - Evergreen	$50,000,000	$13,313,842	74+	Evergreen still raising
ILS RE Capital I LLC	03/01/2022 - Evergreen	$75,000,000	$7,606,207	28+	Evergreen still raising
ILS RE Capital II LLC	12/01/2022 - Evergreen	$75,000,000	$4,334,058	19+	Evergreen still raising

CF Industry Guide 5 Table III

ILS Fixed Horizon LLC

Table III

Operating Results for the year ended December 31, 2023, of projected closed within 5 years (unaudited)

	ILS Growth Fund I LP	ILS Income Fund I LP	ILS RE Capital LLC	ILS RE Capital II LLC
Gross Revenues:
Revenue from Operations	$13,390,319.27	$1,409,109.40	$888,044.12	$280,628.07
Less: Operating Expenses	$183,798.28	$32,665.41	$6,198.10	$12,273.00
Less: Interest Expenses	$922,696.38	$5,061.31	$557,884.70	$189,951.22
Less: Depreciation	$-		$-	$-
More: Other Income (Bank interest)	$96.10	$17.35	$199.48	$5.52
Less: Other Expenses (Franchise Tax)	$75,669.40	$5,110.68	$-	$-
Net Income-GAAP Basis	$12,208,251.31	$1,366,289.35	$324,160.80	$78,409.37
Cash Flow:
Net cash flows from operating activities	$(9,595,172.41)	$(1,277,247.25)	$21,340.68	$(1,452.19)
Net cash flows from investing activities	$(1,405.00)	$1,655.40	$2,972.70	$1,718.00
Net cash flows from financing activities	$9,596,830.06	$1,275,583.48	$(65,353.53)	$-
Net Cash generated (deficiency) after cash distributions	$252.65	$(8.37)	$(41,040.15)	$265.81
Net Cash generated (deficiency) after cash distributions and special items	$252.65	$(8.37)	$(41,040.15)	$265.81
Cash Distributions to Investors Source (on GAAP basis):	$-	$-	$-	$-
Investment Income	$-	$-	$-	$-
Return of Capital	$-	$-	$-	$-
Source (on cash basis):	$-	$-	$-	$-
Sales	$-	$-	$-	$-
Refinancing	$-	$-	$-	$-
Operations	$-	$-	$-	$-
Other	$-	$-	$-	$-

CF Industry Guide 5 Table III

ILS Fixed Horizon LLC

Table III

Operating Results for the year ended December 31, 2022, of projected closed within 5 years (unaudited)

	ILS Growth Fund I LP	ILS Income Fund I LP	ILS RE Capital LLC	ILS RE Capital II LLC
Gross Revenues:
Revenue from Operations	$8,612,232.55	$968,364.39	$214,328.58	$-
Less: Operating Expenses	$43,111.53	$9,316.02	$49,073.02	$5,999.86
Less: Interest Expenses	$1,268,988.77	$58,374.83	$122,469.56	$-
Less: Depreciation	$-	$-	$-	$-
More: Other Income (Bank interest/Discounted Notes)	$39.32	$25,890.83	$84.35	$0.34
Less: Other Expenses (Franchise Tax)	$12,800.00	$-	$-	$-
Net Income-GAAP Basis	$7,287,371.57	$926,564.37	$42,870.35	$(5,999.52)
Cash Flow:
Net cash flows from operating activities	$(38,127,913.50)	$(3,145,064.53)	$56,659.79	$4,109.24
Net cash flows from investing activities	$(13,344.60)	$1,655.40	$(15,489.20)	$(4,667.25)
Net cash flows from financing activities	$38,160,372.16	$3,143,689.63	$1,000.00	$1,000.00
Net Cash generated (deficiency) after cash distributions	$19,114.06	$280.50	$42,170.59	$441.99
Net Cash generated (deficiency) after cash distributions and special items	$19,114.06	$280.50	$42,170.59	$441.99
Cash Distributions to Investors Source (on GAAP basis):	$-	$-	$-	$-
Investment Income	$-	$-	$-	$-
Return of Capital	$-	$-	$-	$-
Source (on cash basis):	$-	$-	$-	$-
Sales	$-	$-	$-	$-
Refinancing	$-	$-	$-	$-
Operations	$-	$-	$-	$-
Other	$-	$-	$-	$-

CF Industry Guide 5 Table III

ILS Fixed Horizon LLC

Table III

Operating Results for the year ended December 31, 2021, of projected closed within 5 years (unaudited)

	ILS Growth Fund I LP	ILS Income Fund I LP
Gross Revenues:
Revenue from Operations	$3,867,082.61	$565,363.80
Less: Operating Expenses	$37,236.03	$9,579.36
Less: Interest Expenses	$845,960.52	$120,712.36
Less: Depreciation	$-	$-
More: Other Income (Bank interest)	$29.12	$10.18
Less: Other Expenses (Franchise Tax)	$1,542.00	$-
Net Income-GAAP Basis	$2,982,373.18	$435,082.26
Cash Flow:
Net cash flows from operating activities	$(18,129,817.68)	$(4,356,240.81)
Net cash flows from investing activities	$1,655.40	$1,655.40
Net cash flows from financing activities	$18,119,869.36	$4,352,673.18
Net Cash generated (deficiency) after cash distributions	$(8,292.92)	$(1,912.23)
Net Cash generated (deficiency) after cash distributions and special items	$(8,292.92)	$(1,912.23)
Cash Distributions to Investors Source (on GAAP basis):	$-	$-
Investment Income	$-	$-
Return of Capital	$-	$-
Source (on cash basis):	$-	$-
Sales	$-	$-
Refinancing	$-	$-
Operations	$-	$-
Other	$-	$-

CF Industry Guide 5 Table III

ILS Fixed Horizon LLC

Table III

Operating Results for the year ended December 31, 2020, of projected closed within 5 years (unaudited)

	ILS Growth Fund I LP	ILS Income Fund I LP
Gross Revenues:
Revenue from Operations	$1,281,558.92	$155,971.86
Less: Operating Expenses	$10,576.23	$5,949.00
Less: Interest Expenses	$454,197.64	$78,663.26
Less: Depreciation	$-	$-
More: Other Income (Bank interest)	$138.38	$20.00
Less: Other Expenses (Franchise Tax)	$-	$-
Net Income-GAAP Basis	$816,923.43	$71,379.60
Cash Flow:
Net cash flows from operating activities	$(9,669,327.45)	$(1,080,891.70)
Net cash flows from investing activities	$1,655.40	$1,655.40
Net cash flows from financing activities	$9,676,412.23	$1,078,985.11
Net Cash generated (deficiency) after cash distributions	$8,740.18	$(251.19)
Net Cash generated (deficiency) after cash distributions and special items	$8,740.18	$(251.19)
Cash Distributions to Investors Source (on GAAP basis):	$-	$-
Investment Income	$-	$-
Return of Capital	$-	$-
Source (on cash basis):	$-	$-
Sales	$-	$-
Refinancing	$-	$-
Operations	$-	$-
Other	$-	$-

CF Industry Guide 5 Table III

ILS Fixed Horizon LLC

Table III

Operating Results for the year ended December 31, 2019, of projected closed within 5 years (unaudited)

	ILS Growth Fund I LP	ILS Income Fund I LP
Gross Revenues:
Revenue from Operations	$214,959.85	$44,871.37
Less: Operating Expenses	$16,480.40	$13,915.40
Less: Interest Expenses	$82,735.59	$9,346.85
Less: Depreciation	$-	$-
More: Other Income (Bank interest)	$177.91	$62.69
Less: Other Expenses (Franchise Tax)	$-	$-
Net Income-GAAP Basis	$115,921.77	$21,671.81
Cash Flow:
Net cash flows from operating activities	$(1,916,368.34)	$(63,242.09)
Net cash flows from investing activities	$1,655.40	$1,655.40
Net cash flows from financing activities	$1,920,042.58	$53,325.15
Net Cash generated (deficiency) after cash distributions	$5,329.64	$(8,261.54)
Net Cash generated (deficiency) after cash distributions and special items	$5,329.64	$(8,261.54)
Cash Distributions to Investors Source (on GAAP basis):	$-	$-
Investment Income	$-	$-
Return of Capital	$-	$-
Source (on cash basis):	$-	$-
Sales	$-	$-
Refinancing	$-	$-
Operations	$-	$-
Other	$-	$-

TABLE IV: RESULTS OF COMPLETED PROGRAMS

Program Name	Date Closed	Duration (Months)	Aggregate Amount Raised	Annualized Return on Investment	Median Annual Leverage	Aggregate Compensation Paid to Sponsor

ILS Growth Fund I LP	Present (Evergreen)	74+	$111,502,543	Overall 8.49%; Last12Mths 10.6%	8.65%	$6,855,771
ILS Income Fund I LP	Present (Evergreen)	74+	$13,313,842	Overall 7.31%; Last12Mths 8.4%	7.61%	$763,197
ILS RE Capital LLC	Present (Evergreen)	28+	$7,606,207	Overall 5.41%; Last12Mths 7.16%	6.92%	$426,503
ILS RE Capital II LLC	Present (Evergreen)	19+	$4,334,058	Overall 6.35%; Last12Mths 7.30%	7.08%	$154,653

TABLE V: SALES OR DISPOSAL OF LOANS

Item No.	Date of Sale/Disposal	Title of Each Class of Property	Principal Amount of Notes	Nature and Amount of Consideration Received	Gain or (Loss) on Sale/Disposal	Name and Business Address of Purchaser	Relationship to Issuer	Terms of Transaction	Purpose of Transaction

1	Various	Secured Note from Affiliate ILS Lending LLC / Pearl Funding LLC	$0.00 (None since sold back at Principal Amount)	Cash: $0.00 (None since sold back at Principal Amount)	$0.00 (None since sold back at Principal Amount)	ILS Lending LLC / Pearl Funding LLC 210 Market Street El Campo TX 77437	Affiliate	Sale at principle plus accrued interest for no loss of interest income or Asset Value	To buy back loan that is in Default to Affiliate to Dispose of